Exhibit 99.2

Consolidated income statement

		Three Months Ended June 30		Six Months Ended June 30
SEK million	Note	2016	2015	2016	2015
Net sales	3, 4	5,015	5,152	9,330	9,735
Cost of sales		–1,996	–1,973	–3,624	–3,723

Gross profit		3,019	3,179	5,706	6,012

Selling expenses		–1,124	–1,035	–2,134	–2,084
Medicine and business development expenses		–973	–975	–2,056	–1,942
Administrative expenses		–318	–237	–563	–518

Operating profit		604	932	953	1,468

Finance income	6	7	5	13	12
Finance costs	6	–228	–389	–486	–865

Profit after financial items		383	548	480	615

Tax		–85	–156	109	3

Net income		298	392	589	618

Earnings attributable to:
Parent company shareholders		298	392	589	618
Non–controlling interests		0	0	0	0

		298	392	589	618
Earnings per share	7
basic, SEK		0.81	1.07	1.61	1.69
diluted, SEK		0.81	1.07	1.61	1.69

Average number of shares
basic (thousands)		365,467	365,467	365,467	365,467
diluted (thousands)		365,467	365,467	365,467	365,467

Actual number of shares on closing day
basic (thousands)		365,467	365,467	365,467	365,467
diluted (thousands)		365,467	365,467	365,467	365,467

The accompanying Notes form an integral part of the consolidated financial statements.

Consolidated statement of comprehensive income

		Three Months Ended June 30		Six Months Ended June 30
SEK million	Note	2016	2015	2016	2015
Net income		298	392	589	618

Items that will not be reclassified to the income statement
Revaluation of defined benefit pension plans and similar plans, net after tax	14	–53	46	–177	27

		–53	46	–177	27

Items that may be reclassified to the income statement
Translation difference	14	869	–470	824	–373
Net investment hedge, net after tax	14	–469	218	–490	288
Cash flow hedges, net after tax	14	5	–8	8	–5
Available-for-sale financial assets, net after tax	14	–2	–4	–3	–5

		403	–264	339	–95

Other comprehensive income for the period, net after tax		350	–218	162	–68

Total comprehensive income		648	174	751	550

Total comprehensive income attributable to:
Parent company shareholders		648	174	751	550
Non-controlling interests		0	0	0	0

Total comprehensive income		648	174	751	550

The accompanying Notes form an integral part of the consolidated financial statements.

Consolidated balance sheet

SEK million	Note	June 30 2016	December 31 2015

ASSETS

Non-current assets
Tangible assets	8	1,490	1,504
Intangible assets	9	46,821	47,478
Deferred tax assets		1,931	1,812
Available-for-sale financial assets	10	20	23
Other non-current receivables	12	112	262

Total non-current assets		50,374	51,079

Current assets
Inventories	11	3,011	2,876
Trade receivables	12	4,977	4,295
Other receivables		314	320
Tax assets		211	225
Prepayments and accrued income		274	290
Derivatives	13	216	149
Cash and cash equivalents		842	1,612

Total current assets		9,845	9,767

TOTAL ASSETS		60,219	60,846

The accompanying Notes form an integral part of the consolidated financial statements.

Consolidated balance sheet

SEK million	Note	June 30 2016	December 31 2015

EQUITY AND LIABILITIES

Equity
Share capital		365	365
Other capital contributions		13,788	13,788
Other reserves	14	537	375
Retained earnings including profit for the year		6,070	6,431

		20,760	20,959

Non-controlling interest		–3	–3

Total equity		20,757	20,956

LIABILITIES

Non-current liabilities
Borrowings	15	22,955	22,507
Derivatives	13	—	19
Deferred tax liabilities		4,212	4,708
Pension obligations		2,544	2,273
Other non-current liabilities	16	13	2,474
Other provisions	18	334	337

Total non-current liabilities		30,058	32,318

Current liabilities
Trade payables		1,510	1,696
Current tax liabilities		660	515
Other current liabilities	17	2,827	240
Accruals and deferred income		1,751	1,553
Derivatives	13	359	205
Borrowings	15	1,361	2,355
Other provisions	18	936	1,008

Total current liabilities		9,404	7,572

Total liabilities		39,462	39,890

TOTAL EQUITY AND LIABILITIES		60,219	60,846

The accompanying Notes form an integral part of the consolidated financial statements.

Consolidated cash flow statement

		Three Months Ended June 30		Six Months Ended June 30
SEK million	Note	2016	2015	2016	2015
Cash flow from operating activities
Profit after financial items		383	548	480	615
Adjustments for items not included in cash flow	20	870	629	1,673	1,638
Net change in pensions		–8	–14	–18	–31
Net change in other provisions		–17	–143	–58	–386
Income taxes paid		–77	–224	–203	–291

Cash flow from operating activities before changes in working capital		1,151	796	1,874	1,545

Cash flow from changes in working capital
Inventories		52	95	–102	–178
Receivables		–496	–191	–441	–323
Liabilities		232	–349	–38	–362

Cash flow from operating activities		939	351	1,293	682

Cash flow from investing activities
Acquisition of tangible assets		–29	–52	–47	–108
Acquisition of intangible assets		–16	–6	–44	–41
Acquisition of operation		—	—	—	–149
Divestment of operation		—	—	—	–6
Divestment of financial assets available-for-sale		—	9	1	9
Increase in financial receivables		—	—	–2	—

Cash flow from investing activities		–45	–49	–92	–295

Cash flow from financing activities
Loans raised		830	817	1,037	1,140
Loan repayments		–965	–419	–2,100	–1,506
Decrease in financial liabilities		—	–20	–11	–60
Dividend to parent company shareholders		–914	–914	–914	–914

Cash flow from financing activities		–1,049	–536	–1,988	–1,340

Cash flow for the period		–155	–234	–787	–953

Cash and cash equivalents at start of period		977	1,624	1,612	2,311

Exchange rate difference in cash and cash equivalents		20	–31	17	1

Cash and cash equivalents at period´s end		842	1,359	842	1,359

Interest received and paid
Interest received		5	3	7	8
Interest paid		–216	–325	–432	–452

Total		–211	–322	–425	–444

The accompanying Notes form an integral part of the consolidated financial statements.

Consolidated statement of changes in equity

	Attributable to parent company shareholders
SEK million	Share capital	Other capital contri- butions	Other reserves	Retained earnings including profit for the period	Total	Non- controlling interests	Total equity
January 1, 2015	365	13,788	401	6,142	20,696	–16	20,680

Total comprehensive income	—	—	–68	618	550	0	550
Divestment of operation	—	—	—	—	—	–3	–3
Share-based payments, settled using equity instruments	—	—	—	13	13	—	13
Dividend	—	—	—	–914	–914		–914

June 30, 2015	365	13,788	333	5,859	20,345	–19	20,326

January 1, 2016	365	13,788	375	6,431	20,959	–3	20,956

Total comprehensive income	—	—	162	589	751	0	751
Reclassification of share-based plans from equity-settled to cash-settled	—	—	—	–36	–36	—	–36
Dividend	—	—	—	–914	–914		–914

June 30, 2016	365	13,788	537	6,070	20,760	–3	20,757

The accompanying Notes form an integral part of the consolidated financial statements.

Note 1 Basis of preparation of first half-year report

This consolidated interim financial report for the first half-year reporting period ended June 30, 2016, has been prepared in accordance with Accounting Standard IAS 34 Interim Financial Reporting as issued by the International Accounting Standards Board (IASB).

This consolidated interim financial report does not include all the notes of the type normally included in an annual financial report. Accordingly, this report is to be read in conjunction with the audited consolidated financial statements of Meda AB for the years ended December 31, 2015, 2014 and 2013 on pages F-2 to F-59 included in the MYLAN N.V. FORM S-4/A Registration Statement for securities to be issued in business combination transactions filed 06/14/16 and any public announcements made by Meda AB during the interim reporting period.

The accounting policies adopted are consistent with those of the previous financial year and corresponding interim reporting period.

New and amended standards adopted by the Group

A number of new or amended standards became applicable for the current reporting period. However, the Group did not have to change its accounting policies or make retrospective adjustments as a result of adopting these standards.

New standards and interpretations not yet applied by the Group

The following new standards and interpretations have been published:

•	IFRS 9 Financial Instruments addresses classification, measurement and recognition of financial liabilities and assets. The full version of IFRS 9 was issued in July 2014 and replaces the parts of IAS 39 that relate to the classification and measurement of financial instruments. IFRS 9 contains a blended approach to measurement but simplifies it in some respects. There will be three measurement categories for financial assets: amortized cost, fair value through other comprehensive income and fair value through profit or loss. The classification of an instrument depends on the company’s business model and the nature of the instrument. Investments in equity instruments are to be recognized at fair value through profit or loss. There is, however, an option at initial recognition to recognize the instrument at fair value through other comprehensive income. In such a case, no reclassification is made to profit or loss upon divestment of the instrument. IFRS 9 has also introduced a new model to calculate credit loss provisions based on expected credit losses. For financial liabilities, the classification and measurement are not changed other than in cases where a liability is recognized at fair value through profit or loss based on the fair value option. In these cases, changes in value attributable to changes in the equity’s own credit risk are to be recognized in other comprehensive income. IFRS 9 lowers the criteria for the application of hedge accounting by replacing the 80-125 criteria with a requirement for an economic relationship between the hedging instrument and the hedged item, and for the hedging quota to be the same as that used in risk management. The hedge documentation requirement is also changed to some extent in comparison with IAS 39. The standard will be applied for the financial year starting on January 1, 2018. Early adoption is permitted. The Group has not yet assessed the impact of IFRS 9.

•	IFRS 15 Revenue from Contracts with Customers regulates how revenue is to be recognized. The principles upon which IFRS 15 is based give the users of financial statements more useful information on the entity’s revenue. Under the increased disclosure requirement, information must be provided on the revenue’s nature, timing and uncertainty in connection with revenue recognition, as well as cash flows arising from customers with contracts. According to IFRS 15, revenue should be recognized when the customer assumes control of the sold goods or services and is able to use or benefit from the goods or service. IFRS 15 replaces IAS 18 Revenue and IAS 11 Construction Contracts as well as the related SIC and IFRS Interpretations Committee’s interpretation. IFRS 15 goes into effect on January 1, 2018. Early adoption is permitted. The Group has not yet assessed the impact of IFRS 15.

•	IFRS 16 Leases. In January 2016, IASB issued a new lease standard that will replace IAS 17 Leases and the related interpretations IFRIC 4, SIC-15 and SIC-27. The standard requires assets and liabilities arising from all leases, with some exceptions, to be recognized on the balance sheet. This model reflects that, at the start of the lease, the lessee obtains the right to use an asset for a period of time and has an obligation to pay for that right. The accounting for lessors will in all material aspects be unchanged. The standard is effective for annual periods beginning on or after January 1, 2019. Early adoption is permitted. The Group has not yet assessed the impact of IFRS 16.

No other IFRSs or IFRS Interpretations Committee interpretations that have not yet gone into effect are expected to have any significant impact on the Group.

Note 2 Financial risks

The Group is exposed to various financial risks through its operations. Meda’s management of these risks is centralized to the Group’s internal bank and is regulated in the Group’s financial policy. The objective is to identify, quantify and keep risks of adverse impact on the Group’s income statements, balance sheets and cash flows at suitable levels.

Currency risk

Transaction exposure

Transaction exposure is the risk of impact on the Group’s net income and cash flow due to change in the value of commercial flows in foreign currencies in conjunction with exchange rate fluctuations. Meda has sales through its own sales organization in more than 60 countries. Sales to other countries occur as exports in both the customers’ local currency and other currencies such as EUR and USD. Purchases are mainly made in EUR, SEK and USD. The Group is continually exposed to transaction risk. This exposure is however limited to a few units, and the exposure that rises in trade receivables and trade payables denominated in foreign currency is continuously hedged. On June 30, 2016, currency derivatives that hedged transaction exposure had a net fair value of SEK –19 million compared to SEK 36 million at year-end 2015. Hedge accounting is not applicable to these transactions, which means that changes of the fair value are carried to the income statement.

Translation exposure – balance sheet

Most of the Group’s operations are conducted in subsidiaries outside Sweden in functional currencies other than SEK. Translation exposure arises in the Group for net investments in foreign operations. Meda’s translation exposure is for the most part in EUR, but also in USD. The Group hedges risk partially by taking external loans and contracting for currency swaps in the respective currency. Hedge accounting in accordance with IAS 39 is applied for these hedging transactions. Translation differences recognized in other comprehensive income in the first half of 2016 that relates to the net investments in foreign operations amounted to SEK 824 million (–373), and translation differences from hedging instruments for the net investments amounted to SEK –490 million (288) after tax.

Translation exposure – income statement

Group sales are generated principally in currencies other than SEK. Changes in exchange rates therefore have a significant effect on the consolidated income statement since consolidation of the foreign subsidiaries’ income statements is in SEK. As the subsidiaries mainly operate in local currencies, these exposures are not hedged. Thus, fluctuations in exchange rates have no significant impact on competition or margins. The next table shows the quarterly and annually theoretical translation effect on Meda’s net sales and profit before tax. Calculated effects are based on recognized figures for the first quarter 2016 excluding items affecting comparability. The average exchange rates for the first half of 2016 were 9.30187 for EUR/SEK and 8.33546 for USD/SEK.

Parameter	Change, %		Effect on net sales, SEK m		Effect on profit after tax, SEK m

On June 30, 2016
EUR/SEK	+/	–1	+/	–27	+/	–11
USD/SEK	+/	–1	+/	–12	+/	–2
Other currencies/SEK	+/	–1	+/	–8	+/	–1

On December 31, 2015
EUR/SEK	+/	–1	+/	–98	+/	–31
USD/SEK	+/	–1	+/	–36	+/	–4
Other currencies/SEK	+/	–1	+/	–49	+/	–1

Undiscounted financial liabilities, SEK million	< 1 year	1-2 years	2-3 years	3-4 years	4-5 years	> 5 years from the reporting date

On June 30, 2016
Borrowings	1,936	3,138	7,625	10,039	3,554	—
Unconditional deferred payment	2,553	—	—	—	—	—
Derivatives	17	—	—	—	—	—
Trade payables	1,510	—	—	—	—	—
Other liabilities	92	—	—	—	—	—
Accrued expenses	910	—	—	—	—	—

On December 31, 2015
Borrowings	2,891	3,130	7,540	9,769	3,746	—
Unconditional deferred payment	—	2,458	—	—	—	—
Derivatives	40	8	—	—	—	—
Trade payables	1,696	—	—	—	—	—
Other liabilities	80	—	—	—	—	—
Accrued expenses	907	—	—	—	—	—

The Group’s financial derivatives, which will be settled gross, comprised various currency forward contracts on the reporting date (see also Note 13). On the reporting date, the contractually agreed undiscounted cash flows from these instruments, maturing within 12 months, stood at SEK –22,875 million and SEK 22,729 million respectively (SEK –24,445 million and SEK 24,513 million respectively).

Interest rate risk

Interest risk refers to the risk that changes in general interest rates may have an adverse effect on the Group’s net income. The time taken for interest rate fluctuations to affect profit/loss depends on the fixed interest period for the loan. As per Group policy, the loan portfolio’s fixed interest period should be 3-15 months on average. On June 30, 2016, the average period was 4.3 months.

Meda uses interest rate swaps to extend/shorten the period of fixed interest on underlying loans. As per Group policy, the duration of an interest rate swap may not exceed five years. Hedge accounting is applied to these transactions, and fair value is charged to other comprehensive income. In the first half of 2016, interest rate swaps had an impact on other comprehensive income of SEK 8 million (–5) from cash flow hedging after tax. The fair value included in the consolidated balance sheet for interest rate swaps as of June 30, 2016, was a net amount of SEK –14 million compared to SEK –23 at year-end 2015.

On June 30, 2016, Group borrowings of SEK 24,316 million were mainly distributed as follow: EUR 1,505 million (SEK 14,186 million), USD 610 million (SEK 5,178 million) and SEK 4,952 million. The average interest rate including credit margins on June 30, 2016 was 2.5% compared to 2.5% at year-end 2015. Yearly interest expense for this loan portfolio at unchanged interest rates would thus amount to approximately SEK 601 million. If interest rates change instantaneously +/– 1 percentage point, Meda’s net income would change by +/– SEK 40 million on a quarterly basis compared to 168 at year-end 2015 on an annual basis, taking into account the loan amounts and fixed interest rates that existed on June 30, 2016 (December 31, 2015). Further information can be found in Note 15.

Refinancing risk

Refinancing risk is the risk that the refinancing of a maturing loan is not feasible, and the risk that refinancing must be done during unfavorable market conditions at unfavorable interest rates. Meda seeks to limit refinancing risk by spreading the maturity structure of the loan portfolio over time and spreading financing over several counterparties. On June 30, 2016, Meda had SEK 28,000 million (28,000) in available credit facilities. The basis of the Group’s debt financing is syndicated bank loans of SEK 25,000 million with nine Swedish and foreign banks. This financing is augmented with borrowing via a Swedish MTN program with an upper limit of SEK 7,000 million, a Swedish commercial paper program with an upper limit of SEK 4,000 million, and a bilateral bank loan of SEK 2,000 million.

Confirmed credit facilities were as follow on June 30, 2016:

•	Bilateral bank loan of SEK 2,000 million maturing in October 2017

•	Bond loan of SEK 600 million maturing in April 2018

•	Bond loan of SEK 750 million maturing in April 2019

•	Credit facility with nine banks amounting to SEK 25,000 million maturing 2016–2020

•	Term loan of SEK 6,063 million maturing in December 2018

•	Revolving loan of SEK 12,500 million maturing in December 2019

•	Term loan of SEK 6,151 million maturing in December 2020 (amortization of SEK 2,578 million)

The syndicated credit facilities are available provided that Meda meets certain key financial ratios concerning net debt in relation to EBITDA and interest coverage ratio. Meda has met its key financial ratios for 2016.

Liquidity risk

The Group’s current liquidity is covered by a retained liquidity reserve (cash and bank balances, current investments and the unused portion of confirmed credit facilities) that in the long-term shall be at least 5% of the Group’s annual sales. On June 30, 2016, the liquidity reserve was SEK 5 183 million, corresponding to 27% of net sales, rolling 12 months. The table on page 10 (table above) shows the contractually agreed undiscounted cash flows from the Group’s financial liabilities and net settled derivatives that constitute financial liabilities classified by the time that, on the closing date, remained until the contractually agreed maturity date. For derivatives with a variable interest rate, the variable rate that applied to each derivative on June 30, 2016, was used for the entire period to maturity.

Credit risk

The Group’s financial transactions lead to credit risks in relation to financial counterparties. According to Meda’s financial policy, financial transactions may only be conducted with the Group’s financing banks, or banks with a high official rating corresponding to Standard & Poor’s long-term A– rating or better. Investments in cash and cash equivalents can only be made in government securities or with banks that have a high official rating.

Credit risk exists in the Group’s cash and cash equivalents, derivatives, and cash balances with banks and financial institutions and in relation to distributors and wholesalers, including outstanding receivables and committed transactions.

Meda’s sales are mainly to large, established distributors and wholesalers with robust financial strength in each country. Since sales occur in several countries and to many different customers, the Group has good risk distribution. Meda monitors granted credits on a continuous basis.

Group assets that entail credit risk are reported in Note 12 and 13.

Capital risk

The goal of the capital structure is to secure the Group’s ability to continue its operations with the aim of generating return to shareholders and benefit for other stakeholders. The goal is also to keep the costs of capital low, through an optimal capital structure and by that strengthen Meda’s ability to meet its key financial ratios. Capital in the Meda Group is judged on the basis of the Group’s equity/assets ratio. The Group’s long-term goal is an equity/assets ratio of 30%. New shares may be issued to maintain the capital structure in conjunction with major acquisitions.

Note 3 Segment information

Group management assesses operations from a geographic perspective. Earnings per geographic area are assessed on the basis of EBITDA (earnings before interest, taxes, depreciation, and amortization). On June 30, 2016, the Group was organized in three geographic areas: Western Europe, the US, and Emerging Markets.

Three months ended June 30, 2016
SEK million	Western Europe	US	Emerging Markets	Other Sales	Total
Segment’s sales	3,577	751	1,016	51	5,395
Sales between segments	–380	0	0	0	–380

External net sales	3,197	751	1,016	51	5,015

EBITDA	1,201	227	334	–374	1,388
Depreciation and amortization					–784
Finance income					7
Finance costs					–228

Profit after financial income					383

Three months ended June 30, 2015
SEK million	Western Europe	US	Emerging Markets	Other Sales	Total
Segment’s sales	3,549	793	949	120	5,411
Sales between segments	–259	0	0	0	–259

External net sales	3,290	793	949	120	5,152

EBITDA	1,260	325	343	–180	1,748
Depreciation and amortization					–816
Finance income					5
Finance costs					–389

Profit after financial income					548

Six months ended June 30, 2016
SEK million	Western Europe	US	Emerging Markets	Other Sales	Total
Segment’s sales	6,656	1,420	1,826	86	9,988
Sales between segments	–658	0	0	0	–658

External net sales	5,998	1,420	1,826	86	9,330
EBITDA	2,213	431	618	–739	2,523
Depreciation and amortization					–1,570
Finance income					13
Finance costs					–486

Profit after financial income					480

Six months ended June 30, 2015
SEK million	Western Europe	US	Emerging Markets	Other Sales	Total
Segment’s sales	6,683	1,579	1,768	233	10,263
Sales between segments	–528	0	0	0	–528

External net sales	6,155	1,579	1,768	233	9,735

EBITDA	2,201	633	639	–379	3,094
Depreciation and amortization					–1,626
Finance income					12
Finance costs					–865

Profit after financial income					615

The company is based in Sweden. Geographic breakdown of total non-current assets, other than financial instruments and deferred tax assets is shown in below table

	Net sales				Non-current assets
	Three months ended June 30		Six months ended June 30		June 30	December 31
SEK million	2016	2015	2016	2015	2016	2015
Western Europe1)	3,197	3,290	5,998	6,155	28,327	28,821
US2)	751	793	1,420	1,579	9,814	10,066
Emerging Markets	1,016	949	1,826	1,768	10,087	10,010
Other Sales	51	120	86	233	163	169

Total	5,015	5,152	9,330	9,735	48,391	49,066

1) Whereof in Sweden					8,299	8,818
2) Whereof in the US					9,814	10,066

Three months ended June 30, 2016

Revenues from external customers in Germany amount to SEK 515 million (513), France SEK 402 million (421), Sweden SEK 352 million (351) and Italy SEK 524 million (570). Total revenues from external customers in other countries amount to SEK 3,222 million (3,297). A breakdown of net sales by income type is found in Note 4.

Six months ended June 30, 2016

Revenues from external customers in Germany amount to SEK 944 million (1,020), France SEK 793 million (810), Sweden SEK 705 million (692) and Italy SEK 929 million (969). Total revenues from external customers in other countries amount to SEK 5,959 million (6,244). A breakdown of net sales by income type is found in Note 4.

Geographic areas

Western Europe includes western Europe, excluding the Baltics, Poland, Czech Republic, Slovakia and Hungary. The US comprises the US and Canada, and Emerging Markets includes eastern Europe, including the Baltics, Poland, Czech Republic, Slovakia, Hungary, Turkey, the Middle East, Mexico and other non-European markets. Other Sales concern revenues from contract manufacturing, parts of royalty and other income.

Note 4 Net sales disclosed by type

	Three Months Ended June 30		Six Months Ended June 30
SEK million	2016	2015	2016	2015
Goods sold	4,877	5,012	9,084	9,438
Royalties	89	108	152	217
Revenue from contract manufacturing	32	25	65	61
Other	17	7	29	19

Total	5,015	5,152	9,330	9,735

Note 5 Long-term performance based incentive programs (LTI-programs)

As of June 30, 2016, Meda has two outstanding LTI-programs approved by the AGM in 2014 and 2015. Meda is subject to a public takeover by Mylan which may lead to a change of control (CoC). Therefore, the board of Meda AB decided to modify the programs and convert them with a cash compensation to the participants of the programs in event of CoC, provided that the individuals are still employed by Meda at that date. This means that the LTI-programs have been reclassified from equity settled programs to cash settled programs.

The amount of compensation will be based on the number of share rights allotted for each of the programs and the Meda share price at completion of CoC. The vesting period for each program is reduced and runs to August 2016. If CoC does not occur the LTI-programs will continue in full force and effect.

At end of June, 2016 the programs cover, LTI 2014, 82 persons and, LTI 2015, 97 persons. The number of outstanding shares is presented in the following table.

Allotted shares	LTI 2015	LTI 2014
Total allotted shares as of December 31, 2015	—	338,121
Number of allotted shares	586,169	—
Additional shares due to dividend compensation	9,643	5,465
Number of forfeited shares during the period	–3,831	–2,463
Number of forfeited shares due to reclassification of share-based plans from equity-settled to cash-settled	–591,981	–341,123

Total allotted shares as of June 30, 2016	0	0

Cost

The total expense of the programs, which are allocated across their duration, are SEK 139 million excluding social security contributions. In 2016, the programs resulted in an expense of SEK 93 million recognized in the income statement excluding social security contributions of SEK 13 million. SEK 65 million is due to the reduced vesting period excluding social security contributions of SEK 9 million which have been recognized in the second quarter. The total reserve for social security contributions in the balance sheet amounts to SEK 18 million whereof SEK 5 million is related to the CEO and Executive Vice Presidents.

As of June 30, 2016 the outstanding liability related to the programs, which is based on a Meda share price of SEK 152.90 at end of June 2016, amounts to SEK 128 million whereof SEK 34 million is related to the CEO and Executive Vice Presidents.

Note 6 Finance income and finance costs

	Three Months Ended June 30		Six Months Ended June 30
SEK million	2016	2015	2016	2015
Finance income
Interest	7	5	13	12
Total finance income	7	5	13	12

Finance costs
Interest	–210	–286	–425	–566
Exchange gains/losses	12	–17	0	8
Costs of raising loans	–15	–71	–30	–85
Interest—pensions	–15	–14	–30	–29
Other finance costs	0	–1	–1	–193

Total finance costs	–228	–389	–486	–865

Note 7 Earnings per share

	Three Months Ended June 30		Six Months Ended June 30
	2016	2015	2016	2015
Basic earnings per share
Profit attributable to parent company shareholders, SEK million	298	392	589	618
Average no. of shares (thousands)	365,467	365,467	365,467	365,467
No. of shares in calculation of basic earnings per share (thousands)	365,467	365,467	365,467	365,467
Basic earnings per share (SEK)	0.81	1.07	1.61	1.69

Diluted earnings per share
Profit attributable to parent company shareholders, SEK million	298	392	589	618
Average no. of shares (thousands)	365,467	365,467	365,467	365,467
No. of shares in calculation of diluted earnings per share (thousands)	365,467	365,467	365,467	365,467
Diluted earnings per share (SEK)	0.81	1.07	1.61	1.69

Basic and diluted earnings per share

Calculation of earnings per share was based on net profit for the year after tax attributable to parent company shareholders in relation to a weighted average number of shares totaling 365,467,371 (365,467,371).

Note 8 Tangible assets

	June 30, 2016
	Buildings and land	Machinery/ plant	Equipment and installation	Construction in progress	Total
Opening cost of acquisition, January 1, 2016	969	1,184	650	66	2,869
Investments	—	5	15	27	47
Sales/disposals	–1	–41	–83	—	–125
Reclassification	5	25	5	–35	0
Translation difference	22	25	11	1	59

Closing cost of acquisition, June 30, 2016	995	1,198	598	59	2,850

Opening depreciation, January 1, 2016	–362	–532	–471	—	–1,365
Year’s depreciation	–15	–50	–30	—	–95
Sales/disposals	1	41	83	—	125
Translation difference	–9	–10	–5	—	–24

Closing depreciation, June 30 2016	–385	–551	–423	—	–1,359

Carrying amount	610	647	175	59	1,491

Depreciation per function:
Cost of sales	–9	–46	–7	—	–62
Selling expenses	—	—	–3	—	–3
Medicine and business development expenses	–1	—	–2	—	–3
Administrative expenses	–5	–4	–18	—	–27

Total	–15	–50	–30	—	–95

	December 31, 2015
	Buildings and land	Machinery/ plant	Equipment and installation	Construction in progress	Total
Opening cost of acquisition, January 1, 2015	994	1,367	722	113	3,196
Investments	8	80	48	84	220
Sales/disposals	–16	–26	–69	—	–111
Acquired operation	—	—	—	—	0
Divested operation	–40	–320	–19	–1	–380
Reclassification	31	91	–38	–129	–45
Translation difference	–8	–8	6	–1	–11

Closing cost of acquisition, December 31, 2015	969	1,184	650	66	2,869

Opening depreciation, January 1, 2015	–363	–649	–492	—	–1,504
Year’s depreciation	–31	–116	–64	—	–211
Sales/disposals	15	24	65	—	104
Divested operation	21	204	16	—	241
Reclassification	–3	4	13	—	14
Translation difference	–1	1	–9	—	–9

Closing depreciation, December 31, 2015	–362	–532	–471	—	–1,365

Carrying amount	607	652	179	66	1,504

Depreciation per function:
Cost of sales	–18	–105	–16	—	–139
Selling expenses	—	—	–7	—	–7
Medicine and business development expenses	–1	—	–3	—	–4
Administrative expenses	–12	–11	–38	—	–61

Total	–31	–116	–64	—	–211

Note 9 Intangible assets

	June 30, 2016
	Goodwill	Product rights	Other assets	Total
Opening cost of acquisition, January 1, 2016	25,524	39,722	268	65,514
Investments	—	35	9	44
Sales/disposals	—	—	–7	–7
Translation difference	464	453	7	924

Closing cost of acquisition, June 30, 2016	25,988	40,210	277	66,475

Opening depreciation, January 1, 2016	—	–17,853	–183	–18,036
Year’s depreciation	—	–1,462	–13	–1,475
Sales/disposals	—		7	7
Translation difference	—	–145	–5	–150

Closing depreciation, June 30, 2016	—	–19,460	–194	–19,654

Carrying amount	25,988	20,750	83	46,821

Amortization per function:
Cost of sales	—	—	–3	–3
Selling expenses	—	—	–1	–1
Medicine and business development expenses	—	–1,462	–2	–1,463
Administrative expenses	—	—	–7	–8

Total	—	–1462	–13	–1,475

	December 31, 2015
	Goodwill	Product rights	Other assets	Total
Opening cost of acquisition, January 1, 2015	25,352	40,083	232	65,667
Investments	47	59	20	126
Sales/disposals	—	–6	–14	–20
Acquired operation	—	—	—	0
Divested operation	—	–511	–7	–518
Reclassification	—	–1	46	45
Translation difference	125	98	–9	214

Closing cost of acquisition, December 31, 2015	25,524	39,722	268	65,514

Opening depreciation, January 1, 2015	—	–14,715	–154	–14,869
Year’s depreciation	—	–3,040	–33	–3,073
Sales/disposals	—	5	7	12
Divested operation	—	42	4	46
Reclassification	—	—	–14	–14
Translation difference	—	–145	7	–138

Closing depreciation, December 31, 2015	—	–17,853	–183	–18,036

Carrying amount	25,524	21,869	85	47,478

Amortization per function:
Cost of sales	—	—	–8	–8
Selling expenses	—	—	–4	–4
Medicine and business development expenses	—	–3,040	–5	–3,045
Administrative expenses	—	—	–16	–16

Total	—	–3,040	–33	–3,073

Note 10 Available-for-sale financial assets

Available-for-sale financial assets include the following:

SEK million	June 30, 2016	December 31, 2015
Funds – US	13	16
Listed interest-bearing securities – Austria	6	6
Other	1	1

Total	20	23

Note 11 Inventories

SEK million	June 30 2016	December 31 2015
Raw materials	771	740
Work in progress	155	134
Finished goods and goods for resale	2,085	2,002

Total	3,011	2,876

Note 12 Trade receivables

SEK million	June 30 2016	December 31 2015
Trade receivables	5,092	4,396
Provision for bad debts	–115	–101

Total	4,977	4,295

Note 13 Derivatives, financial assets and financial liabilities

On June 30, 2016, the Group’s open forward foreign exchange contracts had terms of up to three months. This table shows classification by currency.

Assets
Currency pairs	Exchange rate	Nominal amount, SEK million	Fair value, SEK million
EUR/SEK	9.1885	7,153	182
EUR/USD	1.1346	1,338	28
Other			5

Total			215

Liabilities
Currency pairs	Exchange rate	Nominal amount, SEK million	Fair value, SEK million
EUR/SEK	9.2039	1,078	235
USD/SEK	8.2601	2,685	68
Other			42

Total			345

Fair value of financial assets and liabilities

The following table comprises the consolidated financial assets and liabilities that are measured at fair value.

Interest rate swaps and currency forward contracts are reported as level 2 and used for the purpose of hedging. Fair value measurement for interest rate swaps is calculated by discounting with observable market data. Measurement of fair value for currency forward contracts is based on published forward prices.

Available-for-sale financial assets are reported as level 1 and 2. Level 1 comprises quoted interest-bearing securities and fair value measurement is based on quoted prices on an active market. Level 2 mainly comprises fund holdings where fair value measurement is based on observable market data.

Group derivatives are covered by right of set-off between assets and liabilities with the same counterparty. Offsetting of assets and liabilities has not been applied. Derivatives recognized as assets and liabilities are presented in the table below.

No transfers have been made between level 1 and level 2 during the period.

The maximum exposure to credit risk at the end of the reporting period is the fair value of the derivatives that are recognized as assets in the -balance sheet.

	June 30, 2016		December 31, 2015
SEK million	Level 1	Level 2	Level 1	Level 2
Assets
Currency forward contracts	—	216	—	149
Available-for-sale financial assets	6	14	6	17

Total	6	230	6	166

Liabilities
Interest rate swaps1)	—	14	—	23
Currency forward contracts	—	345	—	201

Total	—	359	—	224

1)	Cash flow hedging.

The following table comprises the fair value of financial assets and liabilities by valuation category compared with their carrying amounts.

June 30, 2016 SEK million	Loans and receivables		Assets at fair value through profit and loss	Derivatives used for hedging	Available- for-sale financial assets	Total	Fair value
Available-for-sale financial assets	—		—	—	20	20	20
Derivatives	—		216	—	—	216	216
Trade receivables and other receivables	5,171	1)	—	—	—	5,171	5,171
Cash and cash equivalents	842		—	—	—	842	842

Total	6,013		216	0	20	6,249	6,249

June 30, 2016 SEK million	Liabilities at fair value through profit and loss	Derivatives used for hedging	Other financial liabilities	Total	Fair value
Borrowings	—	—	24,316	24,316	24,322
Unconditional deferred payment	—	—	2,553	2,553	2,553
Trade payables	—	—	1,510	1,510	1,510
Derivatives	284	75	—	359	359
Other liabilities	—	—	1,002	1,002	1,002

Total	284	75	29,381	29,740	29,746

1)	Consists of the Group’s trade receivables, parts of other non-current receivables and parts of other short-term receivables.

2)	Consists of the parts of the Group’s other short-term liabilities and other accrued expenses.

December 31, 2015 SEK million	Loans and receivables		Assets at fair value through profit and loss	Derivatives used for hedging	Available- for-sale financial assets	Total	Fair value
Available-for-sale financial assets	—		—	—	23	23	23
Derivatives	—		131	18	—	149	149
Trade receivables and other receivables	4,582	1)	—	—	—	4,582	4,582
Cash and cash equivalents	1,612		—	—	—	1,612	1,612

Total	6,194		131	18	23	6,366	6,366

December 31, 2015 SEK million	Liabilities at fair value through profit and loss	Derivatives used for hedging	Other financial liabilities		Total	Fair value
Borrowings	—	—	24,862		24,862	24,838
Unconditional deferred payment	—	—	2,458		2,458	2,458
Trade payables	—	—	1,696		1,696	1,696
Derivatives	169	55	—		224	224
Other liabilities	—	—	987	2)	987	987

Total	169	55	30,003		30,227	30,203

1)	Consists of the Group’s trade receivables, parts of other non-current receivables and parts of other short-term receivables.

2)	Consists of the parts of the Group’s other short-term liabilities and other accrued expenses.

Meda’s financial instruments attributable to level 1 and 2 and fair value by level are as follow:

	June 30, 2016			December 31, 2015
SEK million	Level 1	Level 2	Total	Level 1	Level 2	Total
Financial assets	6	6,243	6,249	6	6,360	6,366
Financial liabilities	—	29,746	29,746	—	30,203	30,203

Note 14 Equity

Dividend per share

At the AGM on April 14, 2016, a dividend of SEK 2.50 per share for a total of SEK 914 million was decided for 2015.

Other reserves, SEK million

	Translation difference	Hedging of net investment	Cash flow hedging	Defined benefit pension plans and similar plans	Available- for-sale financial assets	Total
Other reserves January 1, 2015	1,297	–528	–17	–357	6	401
Translation difference	–376	—	—	—	—	–376
Translation difference transferred to the income statement	–3	—	—	—	—	–3
Earnings from hedging net investment	—	395	—	—	—	395
Tax on earnings from hedging net investment	—	–87	—	—	—	–87
Earnings from revaluation of derivatives recognized in equity	—	—	–1	—	—	–1
Tax on earnings from revaluation of derivatives recognized in equity	—	—	0	—	—	0
Earnings from defined benefit pension plans and similar plans	—	—	—	66	—	66
Tax on earnings from defined benefit pension plans and similar plans	—	—	—	–11	—	–11
Earnings from available-for-sale financial assets	—	—	—	—	–10	–10
Tax on earnings from available-for-sale financial assets	—	—	—	—	1	1

Other reserves December 31, 2015	918	–220	–18	–302	–3	375

Other reserves January 1, 2016	918	–220	–18	–302	–3	375
Translation difference	824	—	—	—	—	824
Earnings from hedging net investment	—	–628	—	—	—	–628
Tax on earnings from hedging net investment	—	138	—	—	—	138
Earnings from revaluation of derivatives recognized in equity	—	—	9	—	—	9
Tax on earnings from revaluation of derivatives recognized in equity	—	—	–2	—	—	–2
Earnings from defined benefit pension plans and similar plans	—	—	—	–251	—	–251
Tax on earnings from defined benefit pension plans and similar plans	—	—	—	74	—	74
Earnings from available-for-sale financial assets	—	—	—	—	–2	–2
Tax on earnings from available-for-sale financial assets	—	—	—	—	0	0

Other reserves June 30, 2016	1,742	–710	–11	–479	–5	537

Note 15 Borrowings

SEK million	June 30 2016	December 31 2015
Long-term borrowing
Bank loans	21,598	21,150
Bond loans	1,350	1,350
Finance leases	0	0
Other	7	7

Total	22,955	22,507

Short-term borrowing
Bank loans	585	623
Bond loans	—	400
Commercial papers	775	1,331
Finance leases	0	0
Factoring	1	1

Total	1,361	2,355

Total borrowings	24,316	24,862

Fair value deviates from the carrying amount on the Group’s bond loans which are recognized in level 2. Fair value measurement is based on observable market data on the OTC market.

Fair value
Level 1	—	—
Level 2	24,322	24,838

Total	24,322	24,838

Maturities for long-term borrowing:	June 30 2016	December 31 2015
Payable within 1-2 years	2,385	2,580
Payable within 2-5 years	20,570	19,927
Payable after 5 years	—	—

Total	22,955	22,507

Carrying amounts in SEK million, by currency, for the Group’s borrowing:	June 30 2016	December 31 2015
EUR	14,186	14,834
USD	5,178	5,149
SEK	4,952	4,879

Total	24,316	24,862

Unused credits:	June 30 2016	December 31 2015
Unused unconfirmed credits	700	700
Unused confirmed credits	4,341	5,227

Note 16 Other non-current liabilities

SEK million	June 30 2016	December 31 2015
Unconditional deferred payment	—	2,458
Other non-current liabilities	13	16

Total	13	2,474

Note 17 Other current liabilities

SEK million	June 30 2016	December 31 2015
Unconditional deferred payment	2,553	—
Other liabilities	274	240

Total	2,827	240

The purchase price for Rottapharm includes an unconditional deferred payment of EUR 275 million which carries no interest and matures in January 2017. This is measured at fair value by discounting to present value using an interest rate of 2.6%. Interest cost for 2016, which is recognized under financial expenses, amounts to SEK 32 million (32).

Note 18 Other provisions

SEK million	Returns	Personnel	Restructuring	Legal disputes	Other	Total
On January 1, 2016	597	178	254	254	62	1,345
Additional provisions	241	19	2	1	16	279
Utilized during the year	–159	–9	–102	–7	–8	–285
Reversed unused amounts	–75	–2	–9	—	—	–86
Translation difference	6	2	2	2	5	17

On June 30, 2016	610	188	147	250	75	1,270

SEK million	June 30, 2016
Non-current provisions	334
Current provisions	936

Total	1,270

Expected outflow date, SEK million	Non-current provisions
In 2-3 years	187
In 4-5 years	62
After 5 years	85

Total	334

SEK million	Returns	Personnel	Restructuring	Legal disputes	Other	Total
On January 1, 2015	513	141	620	73	148	1,495
Additional provisions	488	76	273	213	30	1,080
Utilized during the year	–300	–35	–561	–30	–37	–963
Reversed unused amounts	–141	–12	–72	–2	–73	–300
Translation difference	37	8	–6	0	–6	33

On December 31, 2015	597	178	254	254	62	1,345

SEK million	December 31, 2015
Non-current provisions	337
Current provisions	1008

Total	1345

Expected outflow date, SEK million	Non-current provisions
In 2-3 years	118
In 4-5 years	62
After 5 years	157

Total	337

Provisions for return

The provision for returns mainly comprises reserves for products that Meda is obliged to buy back from the Customer a short time before or after their expiry date.

Provision for personnel

SEK 92 million compared to SEK 94 million at year-end 2015 of provisions for personnel relates to health benefits in the US after terminated employment which are unfunded. Accounting method, assumptions and number of evaluation points are similar to those used for defined benefit pension plans. The plans are closed and no actively employed are covered by the plan. Benefits paid during the first half of 2016 from the plans amounted to SEK 2 million. Weighted average maturity for the plans amount to 9 years. The principal actuarial assumptions are the discount rate and long-term Increase in the cost of health care which as of 2016-06-30 amounted to 4.25% and 4.0%.

Other personnel related provisions is mainly related to provisions for terminated contracts in Germany and Italy.

Provision for legal disputes

SEK 182 million of the provision refers to a provision for an ongoing legal dispute in the US related to the product Reglan, which is expected to be closed during the third quarter 2016. See Note 19 for more information. Individual assessment of ongoing disputes occurs continually.

Provision for restructuring

The provision for restructuring amounted to SEK 147 million compared to SEK 254 million at year-end 2015. All is related to Rottapharm and mainly expected to be paid during 2016.

Other provisions

Other provisions include, for example, excise duties, sales commissions and provisions for ongoing tax audits.

Note 19 Contingent liabilities

SEK million	June 30 2016	December 31 2015
Commitments
Guarantees	42	31

Total	42	31

•	In-licensing of the global rights to Edluar may lead to milestone payments totaling USD 60 million when defined sales targets are reached.

•	The acquisition of the European rights to the substance sotiromod may lead to milestone payments of USD 10 million when defined development stages are reached.

•	The agreement with Ethypharm for the rights to the ketoprofen–omeprazole combination may lead to milestone payments of EUR 5 million upon registration and when defined sales targets are reached.

•	In-licensing of OraDisc A for the European market may lead to milestone payments of EUR 4.8 million.

•	The agreement with Cipla to expand the geographic territory for Dymista and the product development partnership may lead to milestone payments of USD 35 million when defined development stages are reached and upon the launch of new products.

•	The acquisition of ZpearPoint may lead to milestone payments of NOK 40 million when defined development stages and sales targets are reached for the product EB24.

•	The in-licensed rights to Betadine from Mundipharma will expire on December 31, 2017. With this counterparty, Meda has a binding option to acquire an eternal license for the rights to Betadine under certain conditions. The parties have entered into negotiations on future rights to the product.

•	The maximum additional purchase consideration for other product rights is around SEK 35 million.

•	In conjunction with the acquisition of Carter-Wallace in 2001, Meda Pharmaceuticals Inc. (previously MedPointe Inc.) took over certain environment- related obligations. In 1982, US Environmental Protection Agency (EPA) stated that Carter-Wallace, along with more than 200 other companies, were potentially responsible for waste placed at the Lone Pine Landfill waste disposal facility. In 1989 and 1991, without admitting responsibility, Carter-Wallace and 122 other companies entered into an agreement with the EPA to decontaminate Lone Pine. The process is ongoing. The provision for decontamination costs amounted to USD 2.0 million as of June 30, 2016.

•	In conjunction with the purchase of Alaven Pharmaceuticals in 2010, Meda Pharmaceuticals Inc. assumed responsibility for ongoing US product liability cases involving the product Reglan (metoclopramide). Presently, there are slightly less than 3,300 cases in which the company is named as one of multiple defendants, with most of the cases in Philadelphia, San Francisco and New Brunswick. In general, the cases involve plaintiffs that took Reglan for long periods of time to control gastric stasis and gastroesophageal reflux and developed the side effect tardive dyskinesia, which is characterized by repetitive, involuntary muscle movements, generally of the face and extremities. Even though the Reglan labeling since 1986 has warned against the side effect if the product was taken for more than 12 weeks, the plaintiffs allege that the warning was not prominent enough. While Meda believes it has meritorious defenses to these claims, in order to avoid the expense and distraction of litigation, Meda has entered into a confidential settlement agreement which establishes a framework to resolve all of the claims. Meda recognized a provision of USD 25 million in the third quarter 2015 whereof USD 2.5 million was paid in the fourth quarter 2015. The settlement is subject to sufficient participation by the plaintiffs as determined in Meda’s sole discretion.

•	From time to time Meda is involved in legal disputes that are common in the pharmaceutical industry. Although it is not possible to issue any guarantees about the outcome of these disputes, on the basis of Group management’s present and fundamental judgment, we do not anticipate that they will have any materially negative impact on our financial position. This standpoint may naturally change over time.

Note 20 Cash flow

	Three Months Ended June 30		Six Months Ended June 30
SEK million	2016	2015	2016	2015
Operating activities:
Depreciation of property, plant and equipment	40	60	95	119
Amortization of intangible assets	744	756	1,475	1,507
Bank charges1)	14	–89	29	85
Other	72	–98	74	–73

Total	870	629	1,673	1,638

1) Bank charges taken to income during the year

Note 21 Transactions with related parties

Fidim S.r.l. owns 33,016,286 shares in Meda AB, corresponding to 9.0% of the total number of shares. Fidim S.r.l. received 30,000,000 MEDA shares as part of the purchase price for Meda’s acquisition of Rottapharm. Luca Rovati is a board member of Meda since November 2014 and partner in Fidim S.r.l.

To Meda related parties:
Fidim S.r.l.	Board member Luca Rovati holds shares in Fidim Srl
RRL Immobiliare SpA	Fidim Srl owns RRL Immobiliare SpA. Luca Rovati is a board member of RRL Immobiliare SpA
Rottapharm Biotech S.r.l.	Fidim Srl owns Rottapharm Biotech Srl
Demi–Monde S.r.l.	Demi-Monde Srl is owned by related party to board member Luca Rovati
Day Spa S.r.l.	Day Spa Srl is owned by related party to board member Luca Rovati
Johan & Levi S.r.l.	Johan & Levi Srl is owned by related party to board member Luca Rovati

Transactions with related parties:

Sales of goods and services and other sales, six months, SEK million
No sales transactions between related parties took place during the period.

Purchases of goods and services, six months, SEK million
RRL Immobiliare SpA	10		Refers to rental of office- and factory space
Rottapharm Biotech S.r.l.	1		Refers to purchase of research and development services

Balances as per June 30, 2016, SEK million
	Receivable		Liability
Fidim S.r.l.	12	1)	2,553	2)
RRL Immobiliare SpA	0		1
Rottapharm Biotech S.r.l.	—		0
Other related parties	0		123	3)4)

1) Refers to tax related expenses which have been re-charged to Fidim S.r.l.

2) Refer to Note 17

3) Refer to Note 5

4) SEK 84 million refers to accruals for bonuses including social security contributions related to the CEO and EVPs due the potential Mylan takeover.

All transactions between related parties are based on market conditions and negotiations have taken place on an arm’s length basis.